Exhibit 6.7

FORM OF LOCK-UP AGREEMENT

Digital Offering, LLC

1461 Glenneyre Street, Suite D

Laguna Beach, CA 92651

Re:	Autonomix Medical, Inc. – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned, a holder of Common Stock, par value $0.001 per share (“Common Stock”), or rights to acquire such Common Stock, of Autonomix Medical, Inc., a Delaware corporation (the “Company”), understands that Digital Offering, LLC (the “Selling Agent”), proposes to enter into an Selling Agency Agreement (the “Selling Agency Agreement”) with the Company providing for the public offering (the “Public Offering”) of shares of Common Stock.

To induce the Selling Agent to continue its efforts in connection with the Public Offering, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees for the benefit of the Company and the Selling Agent that, without the Selling Agent’s prior written consent, the undersigned will not, during the period commencing on the qualification date of the offering circular (the “Offering Circular”) and ending 180 days following the initial closing date of the Public Offering (the “Lock-Up Period”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any shares of Common Stock or any securities directly or indirectly convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Public Offering. Notwithstanding the foregoing, if the Offering is abandoned or does not close by [*], 2023, the Lock-up Period shall terminate on such date.

The foregoing shall not apply to:

(i) the sale of shares of Common Stock pursuant to the Selling Agency Agreement;

(ii) transactions relating to shares of Common Stock acquired in open market transactions after the completion of the Public Offering; provided that, no filing by any party under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transfer;

(iii) (a) exercises of stock options or equity awards granted pursuant to an equity incentive or other plan or warrants to purchase shares of common stock or other securities (including by cashless exercise to the extent permitted by the instruments representing such stock options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding stock options or warrants to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of this Agreement; (b) transfers of shares of Common Stock or other securities to the Company in connection with the vesting or exercise of any equity awards granted pursuant to an equity incentive or other plan and held by the undersigned to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to the Company’s equity incentive or other plans

(iv) transfers of shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or in connection with estate planning, including, but not limited to, dispositions to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned and dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned or a member of the immediate family of the undersigned, or by will or intestacy;

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(v) any transfer pursuant to a qualified domestic relations order or in connection with a divorce;

(vi) (a) any distributions or transfers without consideration of shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock to limited partners, members, stockholders or affiliates of the undersigned, or to any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the undersigned; (b) any transfer made in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement; or

(vii) the establishment of a trading plan pursuant to Rule 10b 5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Lock-Up Period.

Provided¸ however, that (a) in the case of any transfer or distribution pursuant to clause (iv) or (vi), each donee or distributee shall sign and deliver a lock-up letter agreement substantially in the form of this letter agreement (the “agreement”) and (b) in the case of any transaction pursuant to clauses (iv), (vi) or (vii), such transaction is not required to be reported during the Lock-Up Period by anyone in any public report or filing with the Securities and Exchange Commission or otherwise (other than a required filing on Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) and no such filing shall be made voluntarily during the Lock-Up Period. In addition, the undersigned agrees that, without the Selling Agent’s prior written consent, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the period from the date of this agreement to the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

In furtherance of the foregoing, (1) the undersigned also agrees and consents to the entry of stop transfer instructions with any duly appointed transfer agent for the registration or transfer of the securities described herein against the transfer of any such securities except in compliance with the foregoing restrictions, and (2) the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.

If the undersigned is an officer or director of the Company, (i) the Selling Agent agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Selling Agent will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Selling Agency Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Selling Agent hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. The undersigned hereby waives any applicable notice requirement concerning the Company’s intention to file the Offering Statement and sell shares of Common Stock thereunder.

The undersigned understands that the Company and the Selling Agent are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges that whether or not the Public Offering actually occurs depends on a number of factors, including market conditions, that any Public Offering will be made only pursuant to a Selling Agency Agreement the terms of which are subject to negotiation between the Company and the Selling Agent and that there is no assurance that the Company and the Selling Agent will enter into an Selling Agency Agreement with respect to the Public Offering or that the Public Offering will be consummated.

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This agreement shall automatically terminate upon the earliest to occur, if any, of (1) either the Selling Agent, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Selling Agency Agreement, that they have determined not to proceed with the Public Offering, (2) termination of the Selling Agency Agreement before the sale of any shares of Common Stock pursuant to the Selling Agency Agreement, (3) the withdrawal of the Offering Statement filed with the Securities and Exchange Commission with respect to the Public Offering, or (4) [*], 2023, in the event that the Selling Agency Agreement has not been executed by that date.

This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature on following page]

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For Individuals	For Entities

Name of Individual	Name of Entity

Signature of Individual	Signature of Authorized Person

_________________
Date	Print Name of Authorized Person

Print Title of Authorized Person

_________________
Date

[Signature page to Lock-Up Agreement]

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